CIT Commercial Services       T: 212 382-7000
                                   1211 Avenue of the Americas
                                   New York, NY 10036


[GRAPHIC OMITTED]


                                                                   EXHIBIT 10.34
                                                   March 27, 2006

LEVCOR INTERNATIONAL, INC.
462 Seventh Avenue
New York, NY  10018


Ladies and Gentlemen:

We refer to the (i) Financing Agreement dated January 24, 2002 between Levcor International, Inc., as successor by merger to Carlyle Industries, Inc., and us, as supplemented and amended (herein the "Financing Agreement"), (ii) the Factoring Agreement between us dated September 17, 1998, as supplemented and amended (the "Factoring Agreement"); and (iii) your Term Promissory Note (which you assumed, as successor by merger to Carlyle Industries, Inc.) to our order, in the original principal amount of $2,000,000, dated January 24, 2002, as amended and supplemented (the "Note"; the Note, collectively with the Financing Agreement and the Factoring Agreement, herein the "Loan Documents"). Capitalized terms used and not otherwise defined herein shall have the same meanings given them in the Loan Documents.

This is to confirm that pursuant to mutual consent and understanding, effective as of even date herewith, the Loan Documents shall be amended as follows:

1. The second and third sentences of Section 16.1 of the Factoring Agreement shall be, and hereby are, deleted in their entirety and replaced with the following:

         "Anniversary Date" shall mean January 1, 2008 and the same date in each year thereafter. In the event that this Agreement is terminated by you prior to an Anniversary Date, we shall be entitled to the unpaid portion of the Minimum Factoring Fees, if any for such Period, or Periods for the remainder of the term of this Agreement, as applicable, as provided in section 15.1 above, as of the effective date of termination. "

2. Section 9.1 of the Financing Agreement shall be, and hereby is, deleted in its entirety and replaced by the following:

         "9.1    Upon acceptance by us, this Agreement shall become effective as of January 24, 2002 and shall continue in full force and effect until January 1, 2008 (the "Initial Term"), and from year to year thereafter, unless sooner terminated as herein provided. You may terminate this Agreement as of the end of the Initial Term, or as of the anniversary of its effective date in any year after the Initial Term (each twelve month period ending on any such subsequent anniversary date, herein, a "Subsequent Term"), by giving us at least sixty (60) days' written notice in advance of the end of the Initial Term or any Subsequent Term, as the case may be. We may terminate this Agreement at any time by giving you written notice stating a termination date not less than sixty (60) days from the date such notice is given, or immediately at any time without prior notice upon the occurrence or during the
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         continuance of a Default. Unless sooner demanded, all of your
         Obligations shall become due and payable as of any termination, and pending a final accounting, we may withhold any balances in your account (unless supplied with an indemnity satisfactory to us) to cover all of your Obligations."

3. The third paragraph of the Note shall be deleted in its entirety and replaced with the following:

         "The principal balance of this Note shall be payable in seventy-two
         (72) equal consecutive monthly installments of Twelve Thousand U.S. Dollars ($12,000.00) each, with the first installment due and payable on February 1, 2002, and each subsequent installment due and payable on the first business day of each month thereafter, and a seventy-third
         (73rd) and final consecutive monthly installment payment of One Million One Hundred Twenty Four Thousand Dollars and 00/100 U.S. Dollars ($1,124,000.00) shall be due and payable on January 1, 2008."

To compensate us for the use of our in-house legal department and facilities in documenting this amendment, you hereby agree to pay us a Documentation Fee equal to $135.00. Said amount shall be due and payable upon the date hereof and may, at our option, be charged to any of your account(s) under the Loan Documents on the due date thereof.

Except as herein specifically provided, no other changes in the terms or provisions of the Loan Documents are intended or implied. If the foregoing is in accordance with your understanding, kindly sign and return to us the enclosed copy of this letter to so indicate. In addition, we have asked the guarantors to sign below to confirm that the foregoing shall not affect, modify or diminish the guarantor's obligations under any instruments of guaranty and/or any related pledge or security agreements executed in favor of CIT.

                                         Very truly yours,

                                         THE CIT GROUP/COMMERCIAL SERVICES, INC.

                                         By /s/ ANTHONY MONTEMARANO
                                            ------------------------------------
                                            Name:   Anthony Montemarano
                                            Title:  VP
Read and Agreed to:

LEVCOR INTERNATIONAL, INC.


By /s/ ROBERT A. LEVINSON
   ----------------------------------
   Name:   Robert A. Levinson
   Title:  Chairman, CEO

Confirmed:

BLUMENTHAL/LANSING COMPANY, LLC


By /s/ EDWARD F. COOKE                       /s/ ROBERT A. LEVINSON
   ----------------------------------        -----------------------------------
   Name:   Edward F. Cooke                   ROBERT A. LEVINSON, individually
   Title:  President and CEO